AXP Precious Metals Fund, Inc.
Registration Number 2-93745/811-4132



EXHIBIT INDEX

Exhibit (i)       Opinion and Consent of Counsel

Exhibit (j)       Independent Auditors' Consent

Exhibit (q)(1)    Directors' Power of Attorney

Exhibit (q)(2)    Officers' Power of Attorney